Exhibit 99.1

FOR IMMEDIATE RELEASE

Tucows Reduces Wholesale Domain Name Pricing
New Cost Structure Transparency and Free Domain Services

TORONTO, August 3—Tucows Inc. (AMEX:TCX, TSX:TC) announced today that, effective immediately, it has reduced its list price for wholesale domain name registrations. Additionally, the cost breakdown of a domain name is now transparent to customers, revealing Registry and ICANN fees as well as the Tucows management fee. This new pricing structure will provide increased visibility for wholesale domain customers ahead of the announced October 2007 Registry domain name price increases.

New Tucows Wholesale Domain List Pricing:

	.com	.net	.org	.info	.biz
Registry Fee	$6.00	$4.25	$6.00	$5.75	$5.30
ICANN Fee	$0.20	$0.20	$0.20	$0.20	$0.20
Tucows Management Fee	$3.00	$3.00	$3.00	$3.00	$3.00

The management fee provides Tucows wholesale domains customers with access to a domain name suggestion tool powered by DomainsBot, a 50% share of net domain parking advertising revenues, and the ability to sell domains from a portfolio of hundreds of thousands of premium domain names from the domain aftermarket. Beginning September 1, WHOIS Privacy and Managed DNS will be included with each domain name purchase at no charge. Tucows wholesale domain customers also get access to a library of APIs and web-based tools for provisioning and management of domains along with Tier II technical support.

“Domain registration is an entry point for our wholesale services and we have made a significant investment in this part of our business to ensure that we continue to provide value to our customers,” said Elliot Noss, President and CEO. “With our price drop and new pricing model, we have given our customers a competitive domains package and more visibility into the various fees that make up the cost of a domain name.”

Tucows, an ICANN-accredited registrar since 1999, is the world’s largest wholesale registrar with over seven million domain names under management. Tucows has always championed the rights of domain name registrants and advocated for our wholesale customers. As the first wholesale domain name registrar, Tucows’ reputation is built on providing exceptional value to customers while respecting the service provider’s relationship with their end users.

“We’ve been committed to providing transparency regarding ICANN fees to our wholesale customers since 2004,” said Adam Eisner, Product Manager, Domains. “In fact, we lowered the ICANN fee charged to our wholesale customers twice since March 2007. Today, not only have we reduced our prices, we’re providing transparency into the cost of a domain name. Our domain name package provides domain purchasers with free WHOIS privacy and Managed DNS and, for our wholesale customer, it provides enhanced search tools like Name Suggestion and Premium Domains.”

About Tucows

Tucows is the largest Internet services provider for hosting companies and ISPs. Through our network of over 7,000 service providers around the world we provide billing solutions, millions of email boxes and manage over seven million domains. Tucows is an accredited registrar with ICANN (the Internet Corporation for Assigned Names and Numbers). Tucows remains one of the most popular software download sites on the Internet. For more information please visit:
http://about.tucows.com.

This release may contain forward-looking statements, relating to the Company’s operations or to the environment in which it operates, which are based on Tucows Inc.’s operations, estimates, forecasts and projections. These statements are not guarantees of future performance and are subject to important risks, uncertainties and assumptions concerning future conditions that may ultimately prove to be inaccurate or differ materially from actual future events or results. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, investors should not place undue reliance on these forward-looking statements, which are based on Tucows Inc.’s current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date of this presentation and are based upon the information available to Tucows Inc. at this time. Tucows Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information

Leona Hobbs
Director of Communication
Tucows
(416) 538-5450
lhobbs@tucows.com
http://about.tucows.com